Exhibit 10.7


                               OPTION CERTIFICATE
                          (NON-STATUTORY STOCK OPTION)

     THIS IS TO CERTIFY that BioSource International, Inc., a Delaware corporation (the "Company"), has granted to the person named below a non-statutory stock option (the "Option") to purchase shares of the Company's Common Stock, par value $0.001 per share (the. "Shares"), as follows:

Name of Optionee:       David S. Fishman

Address of Optionee:    36 Angelica Drive
                        Framingham, Massachusetts 01701

Number of Shares:       25,000

Option Exercise Price:  12 13/16

Option Expiration Date: December 8, 2008

     EXERCISE SCHEDULE: The Option shall become exercisable as follows: the option to purchase 12,500 shares vests on December 9, 1999 and the option to purchase an additional 12,500 shares vests on December 9, 2000 (the "Vesting Date").

     SUMMARY OF OTHER TERMS: This Option is defined in the Stock Option Agreement (Non-Statutory Stock Option) (the "Option Agreement") which is attached to this Option Certificate (the "Certificate") as Annex I. This Certificate summarizes certain of the provisions of the Option Agreement for your information, but is not complete. Your rights are governed by the Option Agreement, not by this Summary. The Company strongly suggests that you carefully review the full Option Agreement prior to signing this Certificate or exercising the Option.

     Among the terms of the Option Agreement are the following:

     EMPLOYMENT: Unless otherwise provided in your Consulting Agreement with the Company, dated as of December 9, 1998 ("Consulting Agreement"), the Option Agreement obligates you to work for the Company (or hold office if you are a director) for one (1) year from the Date of Grant of the Option. Note, however, that should you fail to do so, the Company's sole remedy is to cancel the portion of your Option which is not then exercisable

(unless otherwise provided in your Consulting Agreement). The Option Agreement does not obligate the Company to retain you for one (1) year. See Paragraph 3 and the Exercise Schedule, above. Unless otherwise agreed in writing, the Company reserves the right to terminate any employee or consultant at any time, with or without cause.

     TERMINATION OF EMPLOYMENT: Unless otherwise provided in your Consulting Agreement, while the Option terminates on the Option Expiration Date, it will terminate earlier if you cease to be employed by the Company (or hold office if you are a director).

     TRANSFER: The Option is personal to you, and cannot be sold, transferred, assigned or otherwise disposed of to any other person, except on your death. See Paragraph 15(d).

     EXERCISE: You can exercise the Option (once it is exercisable), in whole or in part, by delivering to the Company a Notice of Exercise identical to Exhibit "A" attached to the Option Agreement, accompanied by payment of the Exercise Price for the Shares to be purchased. The Company will then issue a certificate to you for the Shares you have purchased. You are under no obligation to exercise the Option. See Paragraph 4.

     ANTI-DILUTION PROVISIONS: The Option contains provisions which adjust your Option to reflect stock splits, stock dividends, mergers and other major corporate reorganizations which would change the nature of the Shares underlying your Option. See Paragraph 7.

     WAIVER: By signing this Certificate, you will be agreeing to all of the terms of the Option Agreement, including those not summarized in this Certificate. You will waive your rights to options or stock which may have been promised to you. See Paragraph 8.

     WITHHOLDING: The Company may require you to make any arrangements necessary to insure the proper withholding of any amount of tax, if any, required to be withheld by the Company as a result of the exercise of the Option. See Paragraph 13.


                                  EX-10-7 - 2

                                    AGREEMENT

     BioSource International, Inc., a Delaware corporation (the "COMPANY"), and the above-named person (the "OPTIONEE") each hereby agrees to be bound by all of the terms and conditions of the Stock Option Agreement (Incentive Stock Option) which is attached hereto as Annex I and incorporated herein by this reference as if set forth in full is this document.

DATED: December 9, 1998

                                       BIOSOURCE INTERNATIONAL, INC.


                                       By:   /S/ JAMES CHAMBERLAIN
                                             -----------------------------------
                                             Its: President & Chief Executive
                                                  Officer


                                       By:  /S/ DAVID S. FISHMAN
                                             -----------------------------------
                                             Employee Signature

                                              -------------------------------
                                              (Please print your name exactly
                                              as you wish it to appear on any
                                             stock certificates issued to you
                                               upon exercise of the Option)


                                  EX-10-7 - 3

                                     ANNEX I

                             STOCK OPTION AGREEMENT
                          (Non-Statutory Stock Option)

     This STOCK OPTION AGREEMENT (this "Option Agreement") is made and entered into on the execution date of the Option Certificate to which it is attached (the "Certificate"), by and between BioSource International, Inc., a Delaware corporation (the "Company"), and the person named in the Certificate ("Optionee").

     The Board of Directors of the Company (the "Board") has authorized the grant to Optionee of a non-statutory stock option to purchase shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), upon the terms and subject to the conditions set forth in this Option Agreement.

     The Company and Optionee agree as follows:

     1. Grant of Option.

     The Company hereby grants to Optionee the right and option (the "Option"), upon the terms and subject to the conditions set forth in this Option Agreement, to purchase all or any portion of that number of shares of the Common Stock (the "Shares") set forth in the Certificate, at the Option exercise price set forth in the Certificate (the "Exercise Price").

     2. Term of Option.

     The Option shall terminate and expire on the Option Expiration Date set forth in the Certificate, unless sooner terminated as provided herein.

     3. Exercise Period.

          (a) Subject to the provisions of Paragraphs 3(b), 5, 7(c) and 7(d) of this Option Agreement and except as otherwise provided in your Consulting Agreement with the Company (the "Consulting Agreement"), the Option shall become exercisable (in whole or in part) upon and after the dates set forth under the caption "Exercise Schedule" in the Certificate. The installments shall be cumulative; i.e., the Option may be exercised, as to any or all Shares covered by an installment, at any time or times after the installment first becomes exercisable and until expiration or termination of the Option.

          (b) Notwithstanding anything to the contrary, contained in this Option Agreement, the Option may not be exercised, in whole or in part, unless and until any then-


                                  EX-10-7 - 4
applicable requirements of all federal, state and local laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel.

     4. Exercise of Option.

     There is no obligation to exercise the Option, in whole or in part. The Option may be exercised, in whole or in part, only by delivery to the Company of:

          (a) written notice of exercise in form and substance identical to Exhibit "A" attached to this Option Agreement stating the number of shares of Common Stock then being purchased (the "Purchased Shares"); and

          (b) payment of the Exercise Price of the Purchased Shares, either in cash, by check, by cancellation of any indebtedness of the Company to Optionee for accrued and unpaid salary or, with the consent of the Board (or a committee thereof), by transfer to the Company of issued and outstanding shares of Common Stock which have been held by Optionee for a period of at least six calendar months preceding the date of surrender and which have a fair market value equal to the exercise price, or by any combination of the above methods of payment. If payment is made, in whole or in part, by transfer to the Company of issued and outstanding shares of Common Stock, the value of such shares shall be determined as follows: (i) if the Stock is listed on an exchange or exchanges, or admitted for trading in a market system which provides last sale data under Rule 11Aa3-1 of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended (a "Market System"), the last reported sales price per share on the last business day prior to such date on the principal exchange on which it is traded, or in such a Market System, as applicable, or if no sale was made on such day on such principal exchange or in such a Market System, as applicable, the last reported sales price per share on the most recent day prior to such date on which a sale was reported on such exchange or such Market System, as applicable; or (ii) if the Common Stock is not then traded on an exchange or in such a Market System, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ on the day prior to such date; or (iii) if the Common Stock is not listed on an exchange or quoted on NASDAQ, an amount determined in good faith by the Board (or a committee thereof).

     Following receipt of the notice and payment referred to above, the Company shall issue and deliver to Optionee a stock certificate or stock certificates evidencing the Purchased Shares; provided, however, that the Company shall not be obligated to issue a fraction or o fractions of a share of its Common Stock, and may pay to Optionee, in cash or by check, the fair market value of any fraction or fractions of a share exercised by Optionee, which fair market value shall be determined as set forth in the preceding paragraph.


                                  EX-10-7 - 5

     5. Termination of Employment/Consultancy.

     Unless otherwise provided in your Consulting Agreement, if Optionee shall cease to be a Director of the Company, or to be in the employ of, or a consultant to the Company, any Subsidiary or any Parent by reason of Optionee's death, permanent disability, or retirement (a "Special Terminating Event"), then Optionee, Optionee's executors or administrators or any person or persons acquiring the Option directly from Optionee by bequest or inheritance, shall have the right to exercise the Option with respect to all Shares granted under the Option at any time after such Special Terminating Event.

     6. Restrictions on Purchased Shares.

     None of the Purchased Shares shall be transferred (with or without consideration), sold, offered for sale, assigned, pledged, hypothecated or otherwise disposed of (each a "Transfer") and the Company shall not be required to register any such Transfer and the Company may instruct its transfer agent not to register any such Transfer, unless and until all of the following events shall have occurred:

          (a) the Purchased Shares are Transferred pursuant to and in conformity with (i) (x) an effective registration statement filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), or (y) an exemption from registration under the Act; and (ii) the securities laws of any state of the United States; and

          (b) Optionee has, prior to the Transfer of such Purchased Shares, provided all relevant information to Company's counsel so that upon Company's request, Company's counsel is able to, and actually prepares and delivers to the Company a written opinion that the proposed Transfer (i)
     (x) is pursuant to a registration statement which has been filed with the Commission and is then effective, or (y) is exempt from registration under the Act as then in effect, and the Rules and Regulations of the Commission thereunder; and (ii) is either qualified or registered under any applicable state securities laws, or exempt from such qualification or registration. The Company shall bear all reasonable costs of preparing such opinion.

     Any attempted Transfer which is not in full compliance with this Paragraph 6 shall be null and void ab initio, and of no force or effect.

     7. Adjustments upon Recapitalization.

     Subject to any required action by the shareholders of the Company:

          (a) If the outstanding shares of the Common Stock shall be subdivided into a greater number of shares of the Common Stock, or a dividend in shares of Common Stock


                                  EX-10-7 - 6
     or other securities of the Company convertible into or exchangeable for shares of the Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid in respect of the shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.

          (b) When any adjustment is required to be made in the Exercise Price, the number of Shares purchasable upon the exercise of the Option shall be adjusted to that number of Shares determined by (i) multiplying an amount equal to the number of Shares purchasable on the exercise of the Option immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment, and then (ii) dividing that product by the Exercise Price in effect immediately after such adjustment.

          (c) In case of any capital reorganization, any reclassification of the Common Stock (other than a change in par value or recapitalization described in Paragraph 7(a) of this Option Agreement), or the consolidation of the Company with, or a sale of substantially all of the assets of the Company to (which sale is followed by a liquidation or dissolution of the Company), or merger of the Company with another person (a "Reorganization Event"), the Board (or a committee thereof) shall be obligated to determine whether the Reorganization Event shall constitute a "Liquidity Event," and to deliver to Optionee at least 15 days prior to such Reorganization Event a notice which shall (i) indicate whether the Reorganization Event is a Liquidity Event; (ii) indicate whether the Liquidity Event shall result in the acceleration of the vesting provisions of this Option; and (iii) advise Optionee of his or her rights pursuant to this Option Agreement. If the Reorganization Event is determined to be a Liquidity Event, in its sole and absolute discretion, the surviving corporation may, but shall not be obligated .to, (i) tender to Optionee Stock Options with respect to the surviving corporation which shall contain terms and provisions that substantially preserve the rights and benefits of this Option, and (ii) in the event that no Stock Options have been tendered by the surviving corporation pursuant to the terms of item (i) immediately above, Optionee shall have the right exercisable during a ten-day period ending on the fifth day prior to the Reorganization Event (or ending on the fifth day prior to the date of record for shareholders entitled to share in the securities or property distributed in the Reorganization Event, if a record date is set) to exercise his or her Stock Options in whole or in part, and if so determined by the Board (or a committee thereof), without regard to any installment provisions under his or her Stock Option Agreement, on the condition, however, that the Reorganization Event is actually


                                  EX-10-7 - 7
     effected; and if the Reorganization Event is actually effected, such exercise shall be deemed effective (and, if applicable, the Optionee shall be deemed a shareholder with respect to the Stock Options exercised) immediately preceding the effective time of the Reorganization Event (or on the date of record for shareholders entitled to share in the securities or property distributed in the Reorganization Event, if a record date is set). If the Reorganization Event is not determined to be a Liquidity Event, Optionee shall thereafter be entitled upon exercise of the Option to purchase the kind and number of shares of stock or other securities or property of the surviving corporation receivable upon such event by a holder of the number of shares of the Common Stock which the Option entitles Optionee to purchase from the Company immediately prior to such event, and in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this Option Agreement with respect to Optionee's rights and interests thereafter, to the end that the provisions set forth in this Option Agreement (including the specified changes and other adjustments to the Exercise Price) shall thereafter be applicable in relation to any shares or other property thereafter purchasable upon exercise of the Option.

          (d) In the event of the proposed dissolution or liquidation of the Company, or in the event of any corporate separation or division, including, but not limited to, a split-up, split-off or spin-off (each, a "Liquidating Event"), the holder of any Stock Option then exercisable shall have the right to exercise such Stock Option (at the price provided in the Stock Option Agreement) subsequent to the Liquidating Event, and for the balance of its term, solely for the kind and amount of shares of Stock and other securities, property, cash or any combination thereof receivable upon such Liquidating Event by a holder of the number of shares of Stock for or with respect to which such Stock Option might have been exercised immediately prior to such Liquidating Event; or, in the alternative, that each Stock Option granted shall terminate as of a date to be fixed by the Board (or a committee thereof); provided, however, that not less than 30 days written notice of the date so fixed shall be given to each Option Holder and if such notice is given, each Option Holder shall have the right, during the period of 30 days preceding such termination, to exercise the Stock Option as to all or any part of the shares of Stock covered thereby, without regard to installment or vesting provisions in Section 3 of this Option Agreement, on the condition, however, that the Liquidating Event actually occurs; and if the Liquidating Event actually occurs, such exercise shall be deemed effective (and, if applicable, the Option Holder shall be deemed a shareholder with respect to the Stock Options exercised) immediately preceding the occurrence of the Liquidating Event, or the date of record for shareholders entitled to share in such Liquidating Event, if a record date is set.

          (e) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board (or a committee thereof), and their determination shall be final, binding and conclusive.


                                  EX-10-7 - 8

          (f) The provisions of this Paragraph 7 are intended to be exclusive, and Optionee shall have no other rights upon the occurrence of any of the events described in this Paragraph 7.

          (g) The grant of the Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes

     8. Waiver of Rights to Purchase Stock.

     By signing this Option Agreement, Optionee acknowledges and agrees that neither the Company nor any other person or entity is' under any obligation to sell or transfer to Optionee any option or equity security of the Company, other than the shares of Common Stock subject to the Option and any other fight or option to purchase Common Stock which was previously granted to Optionee by the Board (or a committee thereof). By signing this Option Agreement, Optionee specifically waives all rights which he may have had prior to the date of this Option Agreement to receive any option or equity security of the Company.

     9. Investment Intent.

     Optionee represents and agrees that if he exercises the Option in whole or in part and if at the time of such exercise the Purchased Shares have not been registered under the Act, he will acquire the Shares upon such exercise for the purpose of investment and not with a view to the distribution of such Shares, and that upon each exercise of the Option he will furnish to the Company a written statement to such effect, if so requested by the Company.

     10. Legend on Stock Certificates.

     Optionee agrees that all certificates representing the Purchased Shares will be subject to such stock transfer orders and other restrictions (if any) as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed and any applicable federal or state securities laws, and the Company may cause a legend or legends to be put on such certificates to make appropriate reference to such restrictions.

     11. No Rights as Shareholder.

     Optionee shall have no rights as a shareholder with respect to the Shares until the date of the issuance to Optionee of a stock certificate or stock certificates evidencing such Shares. Except as may be provided in Paragraph 7 of this Option Agreement, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other fights for which the record date is prior to the date such stock certificate is issued.


                                  EX-10-7 - 9

     12. Modification.

     The Board (or a committee thereof) may modify, extend or renew the Option or accept the surrender of, and authorize the grant of a new option in substitution for, the Option (to the extent not previously exercised).

     13. Withholding.

          (a) The Company shall be entitled to require as a condition of delivery of any Purchased Shares upon exercise of any Option that the Optionee agree to remit, at the time of such delivery or at such later date as the Company may determine, an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto, and Optionee agrees to take such other action required by the Company to satisfy such withholding requirements.

          (b) With the consent of the Board (or a committee thereof), and in accordance with any rules and procedures from time to time adopted by the Board (or a committee thereof), Optionee may elect to satisfy his or her obligations under Paragraph 13(a) above by (i) directing the Company to withhold a portion of the Shares otherwise deliverable (or to tender back to the Company a portion of the Shares issued where the Optionee (a "Section 16(b) Recipient") is required to report the ownership of the Shares pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and has not made an election under Section 83(b) of the Code (a "Withholding Right")); or (ii) tendering other shares of the Common Stock of the Company which are already owned by Optionee which in all cases have a fair market value (as determined in accordance with the provisions of Paragraph 4(b) hereof) on the date as of which the amount of tax to be withheld is determined (the "Tax Date") equal to the amount of taxes to be paid by such method.

          (c) To exercise a Withholding Right, the Optionee must follow the election procedures set forth below, together with such additional procedures and conditions set forth in this Option Agreement or otherwise adopted by the Board (or a committee thereof):

               (i) the Optionee must deliver to the Company his or her written notice of election (the "Election") and specify whether all or a stated percentage of the applicable taxes will be paid in accordance with Paragraph 13(b) above and whether the amount so paid shall be made in accordance with the "fiat" withholding rates for supplemental wages or as determined in accordance with Optionee's form W-4 (or comparable state or local form);

               (ii) unless disapproved by the Board (or a committee thereof) or as provided in Subsection (iii) below, the Election once made will be irrevocable; and


                                  EX-10-7 - 10

               (iii) no Election is valid unless the Board (or a committee thereof) consents to the Election; the Board (or a committee thereof) has the right and power, in its sole discretion, with or without cause or reason therefor, to consent to the Election, to refuse to consent to the Election, or to disapprove the Election; and if the Board (or a committee thereof) has not consented to the Election on or prior to the Tax Date, the Election will be deemed approved.

               (iv) If the Optionee on the date of delivery of the Election to the Company is a Section 16(b) Recipient, the following additional provisions will apply:

                    (a) the Election cannot be made during the six calendar
               month period commencing with the date of grant of the Withholding Right (even if the Option to which such Withholding Right relates has been granted prior to such date); and

                    (b) the Election must be made on a date which is six
               calendar months or more prior to the Tax Date.

     14. Character of Option.

     The Option is not intended to qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

     15. General Provisions.

          (a) Further Assurances. Optionee shall promptly take all actions and execute all documents requested by the Company which the Company deems to be reasonably necessary to effectuate the terms and intent of this Option Agreement.

          (b) Notices. All notices, requests, demands and other communications under this Option Agreement shall be in writing and shall be given to the parties hereto as follows:

          If to the Company, to:

                   BIOSOURCE INTERNATIONAL, INC.
                   820 Flynn Road
                   Camarillo, California 93012

          If to Optionee, to the address set forth in the records of the Company,

or at such other address or addresses as may have been furnished by such either party, in writing to the other party hereto. Any such notice, request, demand or other communication


                                  EX-10-7 - 11
shall be effective (i) if given by mail. 72 hours after such communication is deposited in the mail by first-class certified mail, return receipt requested, postage prepaid, addressed as aforesaid, or (ii) if given by any other means, when delivered at the address specified in this subparagraph (b).

          (c) Transfer of Rights under this Option Agreement. The Company may at any time .transfer and assign its rights and delegate its obligations under this Option Agreement to any other person, corporation, firm or entity, including its officers, directors and stockholders, with or without consideration.

          (d) Option Non-Transferable. Optionee may not sell, transfer, assign or otherwise dispose of the Option except by will or the laws of descent and distribution and Stock Options may be exercised during the lifetime of the Option Holder only by the Option Holder or by his or her guardian or legal representative.

          (e) Successors and Assigns. Except to the extent specifically limited by the terms and provisions of this Option Agreement, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

          (f) Governing Law. THIS OPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE IN, AND TO BE PERFORMED WITHIN, THAT STATE.

          (g) Miscellaneous. Titles and captions contained in this Option Agreement are inserted for convenience of reference only and do not constitute a part of this Option Agreement for any other purpose. Except as specifically provided herein, neither this Option Agreement nor any right pursuant hereto or interest herein shall be assignable by any of the parties hereto without the prior written consent of the other party hereto.

                  The Signature Page to this Option Agreement
                 consists of the last page of the Certificate.


                                  EX-10-7 - 12

                                   Exhibit "A"

                               NOTICE OF EXERCISE

                 (To be signed only upon exercise of the Option)

TO: BioSource International, Inc.

     The undersigned, the holder of the enclosed Stock Option Agreement (Nora Statutory Stock Option), hereby irrevocably elects to exercise the purchase rights represented by the Option and to purchase thereunder __________________ * shares of Common Stock of BioSource International, Inc. (the "Company"), and herewith encloses payment of $_______ and/or _______ shares of the Company's Common Stock in full payment of the purchase price of such shares being purchased.

Dated: ________________________

                                             --------------------------------
                                              (Signature must conform in all
                                              respects to name of holder as
                                            specified on the face of the Option)



                                             -----------------------------------
                                             (Please Print Name)



                                             -----------------------------------
                                             (Address)


                                  EX-10-7 - 13

     * Insert here the number of shares called for on the face of the Option (or, in the case of a partial exercise, the number of shares being exercised), in either case without making any adjustment for additional Common Stock of the Company, other securities or property which, pursuant to the adjustment provisions of the Option, may be deliverable upon exercise.


                                  EX-10-7 - 14